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                                                                       EXHIBIT 1
                                     [LOGO]


                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/9805
8 April 2003

     Sir, SUB : QUARTERLY COMPLIANCE AS ON 31 MARCH 2003.

     In accordance with the Clause 35 and Clause 49 of the Listing Agreement please find attached herewith the following:

     a)    Shareholding Pattern of VSNL as on 31 March 2003 (Attach "A").

     b) Quarterly Compliance Report on Corporate Governance for the quarter ended 31 March 2003 (Attach "B").

     c) Details of share holding in terms of Regulation 8(3) of SEBI (Substantial Acquisition of Shares & Takeovers) Regulations 1997 (Attach "C")

Thanking you,
                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited

                                                                     R.N. Aditya
                                                         Asst. Company Secretary

To :

1) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

2) The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

4)   Security Code 22064, The Secretary, Delhi Stock
     Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

5) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.

6) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. :
     497 29 93.

7) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

8) Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646

9) Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071

10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai
     - 400 023. Fax : 267 3199

11)  Mr. A.K. Gupta, DGM(FA), for SEC filing requirements, Fax 1195


                          VIDESH SANCHAR NIGAM LIMITED
          VIDESH SANCHAR BHAVAN, MAHATMA GANDHI ROAD, MUMBAI - 400 001,
                         INDIA. BOARD : +91-22- 56578765
                  DIRECT : +91-22-22624300 FAX: +91 22 22667744
                       E-MAIL : RISHABH.ADITYA@VSNL.CO.IN

                                                                 Attachment  "A"

                      SHAREHOLDING PATTERN AS ON 31-MAR-03

   NO.  CATEGORY                                                     HOLDING
                                                         -------------------------------
                                                         NO. OF SHARES        PERCENTAGE
                                                         -------------        ----------
  A.    PROMOTER'S HOLDING

  1     Promoters

        Indian Promoters                                    202696815              71.12

        Foreign Promoters                                           0               0.00

  2     Persons acting in concert                                   0               0.00
                                                            ---------             ------
                                             SUB -TOTAL     202696815              71.12

  B.    NON-PROMOTERS HOLDING

  3     Institutional Investors

 (a)    Mutual Funds and UTI                                  1503652               0.53

 (b)    Banks, Financial Institutions, Insurance             19627669               6.89
        Companies (Central/ State Govt.
        Institutions/Non-Government Institutions)

 (c)    FIIs                                                  5541572               1.94
                                                            ---------             ------
                                             SUB -TOTAL      26672893               9.36
  4     OTHER

 (a)    Private Corporate Bodies                              7990354               2.80

 (b)    Indian Public                                        17029707               5.98

 (c)    NRIs/OCBs                                              176970               0.06

 (d)    Any other

        i  ADR                                               30431005              10.68

        ii  In Transit NSDL                                      2256               0.00
                                                            ---------             ------
                                              SUB TOTAL      55630292              19.52
                                                            ---------             ------
                                            GRAND TOTAL     285000000             100.00


                             TOTAL FOREIGN HOLDINGS


SR.NO.  CATEGORY                                                     HOLDING
                                                         -------------------------------
                                                         NO. OF SHARES        PERCENTAGE
                                                         -------------        ----------

  1     FIIs                                                  5541572               1.94

  2     NRIs/OCBs                                              176970               0.06

  3     ADR                                                  30431005              10.68
                                                            ---------             ------
        TOTAL                                                36149547              12.68

                          VIDESH SANCHAR NIGAM LIMITED

  DISTRIBUTION OF SHAREHOLDING ENTITIES / PERSONS HOLDING MORE THAN 1% OF PAID UP CAPITAL AS ON QUARTER ENDING 31ST MARCH 2003 AS PER CLAUSE 35 OF LISTING
                                   AGREEMENT

SR.NO.            CATEGORY                                         NAME                                  HOLDING
                                                                                            NO.OF SHARES          PERCENTAGE
  A       PROMOTER'S HOLDING

  1       Indian Promoters                              Central Govt.Including Nominees
                                                        of President of India                  74446885               26.12

                                                        Panatone Finvest Limited*             128249930               45.00

  2       Persons acting in Concert

                                        SUB TOTAL                                             202696815               71.12

  B       NON-PROMOTERS HOLDING

  3       INSTITUTIONAL INVESTORS

  a       Mutual Funds & UTI

  b       Financial Institutions

                                                        Life Insurance Corporation of
                                                        India Limited                          11348970                3.98

                                        SUB TOTAL                                              11348970                3.98

  4       OTHERS

  a       Private Corporate Bodies                                                              7990354                2.80

                                                        Tata Sons Limited                       3720976                1.31

  b       Any other (please specify)                    The Bank of New York (ADR)             30431005               10.68

                                        SUB TOTAL                                              42142335               14.79

                                      GRAND TOTAL                                             256188120               89.89



                                                                  Attachment "B"

              QUARTERLY COMPLIANCE REPORT ON CORPORATE GOVERNANCE


Name of the Company                  :             VIDESH SANCHAR NIGAM LIMITED

Quarter ending on                    :             31 MARCH 2003


Particulars                  Clause of        Compliance)      Remarks
                             Listing          status
                             Agreement        (Yes/No)

1.                           2.                3.              4.

Board of Directors           49 I              Yes             As of 31 March 2003, VSNL had a total of twelve Directors, out of whom two are Executive Directors and ten are non-executive
                                                               Directors including the Chairman. There were four independent
                                                               Directors.

Audit Committee              49 II             Yes             The Audit Committee of VSNL consists of five members with
                                                               all the Directors being non-executive and two of them being independent with one of independent Directors being its Chairman.

Shareholders/Investors       49 VI(C)          Yes             Investors  Grievance Committee as required under Clause 49 is in
Grievance Committee                                            place under the Chairmanship of a non-executive Director.

Remuneration of              49 III            Yes             The non-executive Directors on the Board of VSNL are paid only
Directors                                                      sitting fees as per the applicable provisions of the Companies
                                                               Act, 1956. The Government Directors do not accept sitting fees.

Board Procedures             49 IV             Yes

Management                   49 V              Yes

Shareholders                 49 VI             Yes

Report on Corporate          49 VII            Yes
Governance



                                                                                                                   Satish Ranade
                                                                                  Executive Director (Legal) & Company Secretary


                                                                Attachment "C"
  FORMAT FOR INFORMING DETAILS OF SHARE HOLDING {OBTAINED U/R8(1) & 8(2) FROM ACQUIRERS** } BY TARGET COMPANY TO STOCK EXCHANGES, IN TERMS OF REGULATION 8(3)
    OF SEBI (SUBSTANTIAL ACQUISITION OF SHARES & TAKEOVERS) REGULATIONS 1997

Name of the Target Company (Reporting company)              Videsh Sanchar Nigam Limited

Date of Reporting                                           10 April 2003

Name of Stock Exchanges where shares of                     VSNL shares are listed on Mumbai, Delhi, Madras, Calcutta, National
reporting company are listed                                Stock Exchanges in India and VSNL ADRs are listed on the New York
                                                            Stock Exchange.

(I)  INFORMATION ABOUT PERSONS HOLDING MORE THAN 15% SHARES OR VOTING RIGHTS (VRS)

NAME OF PERSONS  HOLDING   DETAILS OF SHAREHOLDING/VOTING RIGHTS OF PERSONS MENTIONED AT (I) AS INFORMED U/R 8(1)
MORE THAN 15% SHARES OR    TO TARGET COMPANY
VOTING RIGHTS
Names                      As on 31 March  As on 31 March  Changes, if any,  As on record        As on record       Changes if any
                           2003 (current   2002 (previous  between (A) &     date for dividend   date for dividend  between (D) &
                           year)           year)           (B)               (Current year)      (previous year)    (E)

                                (A)              (B)              (C)              (D)                 (E)                 (F)

The Bank of New York (as         30431005         59853902        -29422897            30799948           80017274        -49217326
depositary to VSNL's
ADR issue)

TOTAL (I)                        30431044         59853902        -29422858            30799948           80017274        -49217326

(II) PROMOTERS OR  EVERY PERSON HAVING CONTROL OVER A COMPANY AND ALSO PERSONS ACTING IN CONCERT WITH HIM


NAME OF PROMOTERS OR        DETAILS OF SHAREHOLDING/VOTING RIGHTS OF PERSONS MENTIONED AT (II) AS
EVERY PERSON HAVING         INFORMED U/R 8(2) TO TARGET COMPANY
CONTROL OVER A COMPANY

Names                       As on           As on            Changes, if any,  As on record        As on record       Changes if any
                            31 March 2003   31 March 2002    between           date for dividend   date for dividend  between
                            (current year)  (previous year)  (A) & (B)         (Current year)      (previous year)    (D) & (E)

                                (A)              (B)               (C)              (D)                  (E)              (F)

Panatone Finvest Limited    128249930       71250000         56999930           128249910                NIL           128249910

Central Government
Including Nominees of
President of India          74446885        74446885                0           74446885            150961440          -76514555

TOTAL (II)                 202696854       145696885         56999969          202696795            150961440           51735355

PERSONS ACTING             DETAILS OF SHAREHOLDING/VOTING RIGHTS OF PERSONS MENTIONED AT (II) AS INFORMED U/R 8(2) TO TARGET COMPANY
IN CONCERT

Names                       As on           As on            Changes, if any,  As on record        As on record       Changes if any
                            31 March 2003   31 March 2002    between           date for dividend   date for dividend  between
                            (current year)  (current year)   (A) & (B)         (Current year)      (Current year)     (D) & (E)
                            NIL             NIL              NIL               NIL                 NIL                NIL

TOTAL (III)                 NIL             NIL              NIL               NIL                 NIL                NIL

GRAND TOTAL (I+II+III)      233127898       205550787        27577111          233496743           230978714          2518029


Place : Mumbai                                                                                                          R.N. Aditya
                                                                                                            Asst. Company Secretary
